EXHIBIT (25)

                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard T. Schumacher and Kevin W. Quinlan, and each of them (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Signature                                           Title                                    Date
---------                                           -----                                    ----
/s/ Richard T. Schumacher                           Principal Executive Officer and          April 7, 1997
------------------------------------                Director
Richard T. Schumacher

/s/ Kevin W. Quinlan                                Principal Financial and Accounting       April 7, 1997
------------------------------------                Officer and Director
Kevin W. Quinlan

/s/ Henry A. Malkasian                              Director                                 April 7, 1997
------------------------------------
Henry A. Malkasian

/s/ Francis E. Capitanio                            Director                                 April 7, 1997
------------------------------------
Francis E. Capitanio

/s/ Calvin A. Saravis                               Director                                 April 4, 1997
------------------------------------
Calvin A. Saravis
